Exhibit 99.1

IREN Signs $2.8bn in New Customer Contracts
with Leading AI Developers,
Raises 2026 ARR Target to over $4bn

NEW YORK, July 20, 2026 (GLOBE NEWSWIRE) – IREN Limited (NASDAQ: IREN) (“IREN”) today announced that it has raised its year-end AI Cloud annualized run-rate revenue (“ARR”)1 target from $3.7bn to more than $4bn2, of which approximately 85% is now under contract following new multi-year cloud services contracts with leading AI developers representing $2.8bn in total contract value.

IREN's customer base now includes Microsoft, NVIDIA, Perplexity, Figure AI, Together AI, Fluidstack, Fireworks AI, Fal AI, Hume AI, and a new leading AI developer, across both bare metal and managed cloud services.

IREN remains selective in allocating capacity ahead of commissioning, prioritizing diversification and growth across its customer base and platform layers. Demand from hyperscalers, enterprises, AI developers and frontier labs continues to exceed IREN's available and planned capacity, and IREN is engaged with customers across its entire 2026 and 2027 expansion program.

Contracted pricing continues to strengthen. Recent contracts also include customer prepayments representing approximately 45% of the associated GPU capital expenditure, reducing IREN’s net funding requirement for those deployments.3 Across the portfolio, IREN’s customer contracts have a weighted average term of approximately 4 years.4

As of June 30, 2026, IREN held approximately $7.6bn in cash and cash equivalents.5

Daniel Roberts, Co-Founder and Co-CEO of IREN, said:

“Our vertically integrated AI Cloud platform is scaling at pace. In the past 12 months we have expanded from approximately 3MW of self-built AI Cloud capacity to 480MW being delivered this year, with 1.2GW targeted for 2027, broadening our customer base across hyperscalers, enterprises and AI developers.”

“We are proud to support leading companies building frontier applications across design, physical AI and robotics, generative media, AI search and model development.”

About IREN
IREN is a vertically integrated AI Cloud provider, delivering large-scale data centers and compute for AI training and inference. IREN’s platform is underpinned by its expansive portfolio of grid-connected land and power in renewable-rich regions across North America, Europe and APAC.

Contacts

Investors
ir@iren.com
Media
media@iren.com

Assumptions and Notes

1.
ARR is calculated as GPU/hour pricing for commissioned GPUs as of December 31, 2026 multiplied by 8,760 hours per year and includes annualized revenue for storage and ancillaries. ARR is an operating metric, not a GAAP measure, and is not derived from, or a substitute for, revenue determined in accordance with GAAP; it does not reflect applicable GAAP recognition and measurement effects.

2.
The $4bn+ ARR target reflects 480MW (gross) of AI Cloud capacity planned by year-end 2026 based on internal company assumptions regarding GPU models, contracting, utilization and pricing, with revenue expected to ramp upon, and being subject to commissioning, testing and customer acceptance of GPUs in the months following each data center's delivery.

3.
Customer prepayments represent amounts contractually payable by customers in advance of service delivery under agreements executed since June 1, 2026, expressed as a percentage of the estimated capital expenditure attributable to the associated deployments. Prepayment terms vary by contract and there can be no assurance that future contracts will include prepayments on similar terms.

4.	Weighted average contract term is calculated by weighting each contract’s stated term by its contribution to ARR.
5.
Reflects USD equivalent, unaudited preliminary cash and cash equivalents as of June 30, 2026, and includes $1.7bn of restricted cash in connection with the GPU financing for the Microsoft contract at Horizon 1-4.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or IREN’s future financial or operating performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, ARR and revenue targets, the timing and extent to which GPU capacity included in ARR becomes revenue-generating and contributes to revenue recognized in accordance with GAAP, expectations regarding the contracting of additional GPU capacity and the delivery, commissioning and customer acceptance of GPU capacity, associated funding requirements, performance under applicable customer contracts, anticipated utilization and pricing, customer selection and engagement, expectations as to future AI cloud capacity and other trends we expect to affect our business. These statements often include words such as “anticipate,” “believe,” “may,” “can,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “target”, “will,” “estimate,” “predict,” “potential,” “continue,” “scheduled”.  Forward-looking statements may also be made, verbally or in writing, by members of our Board or management team in connection with this news release.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve and are subject to known and unknown risks, uncertainties and other important factors that may cause IREN’s actual results, performance or achievements to differ materially from any future results performance or achievements expressed or implied by the forward-looking statements, including IREN’s ability to successfully execute on its growth strategies and operating plans, achieve its targeted AI Cloud ARR and related revenue expectations, continue to develop its existing data center sites, design and deploy direct-to-chip liquid cooling systems, and diversify and expand into the AI Cloud market, along with other important factors discussed under the caption “Risk Factors” in IREN’s Annual Report on Form 10-K, filed with Securities and Exchange Commission (the “SEC”) on August 28, 2025 and our other filings with the SEC. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement included in this press release speaks only as of the date of such statement. Except as required by law, IREN disclaims any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.